UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 27, 2009, during the webcast of its quarterly earnings report, John F. Killian, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (Verizon), provided an update on certain of Verizon’s expected operations in the second half of 2009. In his presentation, Mr. Killian stated that:

•

of the approximately $500 million to $600 million in expense synergies Verizon expects to realize in 2009 in connection with the acquisition of Alltel Corporation (Alltel), approximately 25% to 30% have been realized in the first half of 2009; and

•

as part of its ongoing program to resize and reduce its cost structure, Verizon reduced headcount by more than 8,000 over the 12 months ended June 30, 2009, and expects to reduce employee and contractor headcount by more than 8,000 in the second half of 2009.

Management indicated that the business will continue to be very disciplined in terms of capital allocation and spending in order to maximize free cash flow. Verizon expects that its capital expenditures in 2009 excluding Alltel-related capital will be at least $500 million less than its capital expenditures in 2008, and that its 2009 capital expenditures including Alltel-related capital will be in the range of $17.4 billion to $17.8 billion.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: July 29, 2009	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller